Exhibit 99.6




                                  PRESS RELEASE


              HOMESTAKE MINING COMPANY ENTITLED TO 98 PER CENT OF
                  HOMESTAKE GOLD OF AUSTRALIA LIMITED ("HGAL")


     Homestake Mining Company ("Homestake") announces that as at 5.00pm on Friday, 12 January 1996 it was entitled to 580,415,241 shares in HGAL representing 98.02% of HGAL's issued share capital.

     In view of the level of acceptances, Homestake has extended the closing date of the Offer from Friday, 12 January until Thursday, 25 January 1996 to allow the remaining shareholders in HGAL to accept the Offer.



For further information contact:


Peter Breese or Charlie Lewis
Baring Brothers Burrows & Co., Ltd.
(02) 247 1222












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